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                                                                      Exhibit 11

                                       TRW
                  COMPUTATION OF EARNINGS PER SHARE-UNAUDITED
                     (In Millions Except Per Share Amounts)

                                                              Nine Months Ended September 30
                                                              ------------------------------
PRIMARY (A)                                                          1996        1995
-----------                                                       ---------   ---------
Earnings from continuing operations                               $    72.4   $   290.0
Less preference dividend requirements                                   0.5         0.5
                                                                  ---------   ---------
Earnings applicable to common shares
     and common share equivalents                                      71.9       289.5
Earnings from discontinued operations                                  37.9        41.4
Gain on disposal of discontinued operations                           242.4         n/a
                                                                  ---------   ---------
Net earnings applicable to common shares
     and common share equivalents                                 $   352.2   $   330.9
                                                                  =========   =========

Average common shares outstanding                                     129.6       130.4
Stock options and performance share rights, based on
     the treasury stock method using average market price               2.9         2.7
                                                                  ---------   ---------
Average common shares and common share
     equivalents                                                      132.5       133.1
                                                                  =========   =========

Primary earnings per share from continuing operations             $    0.54   $    2.17
Primary earnings per share from discontinued operations                0.29        0.32
Primary earnings per share from gain on disposal of
    discontinued operations                                            1.83         n/a
                                                                  ---------   ---------
Primary earnings per share                                        $    2.66   $    2.49
                                                                  =========   =========


FULLY DILUTED (B)
-----------------
Earnings from continuing operations applicable
     to common shares and common share equivalents                $    71.9   $   289.5

Dividends assuming conversion of other
     dilutive securities: (B)
          Dilutive preference dividends                                 0.5         0.5
                                                                  ---------   ---------
Earnings from continuing operations applicable
     to fully diluted shares                                           72.4       290.0
Earnings from discontinued operations                                  37.9        41.4
Gain on disposal of discontinued operations                           242.4         n/a
                                                                  ---------   ---------
Net earnings applicable to fully diluted shares                   $   352.7   $   331.4
                                                                  =========   =========

Average common shares outstanding                                     129.6       130.4

Common shares assuming conversion of
     other dilutive securities: (B)
          Dilutive preference shares                                    1.1         1.2

          Stock options and performance share rights,
               based on the treasury stock method using
               closing market price if higher than
               average market price                                     3.2         2.7
                                                                  ---------   ---------

Average fully diluted shares                                          133.9       134.3
                                                                  =========   =========


Fully diluted earnings per share from continuing operations       $    0.54   $    2.16
Fully diluted earnings per share from discontinued operations          0.28        0.31
Fully diluted earnings per share from gain on disposal
     of discontinued operations                                        1.81         n/a
                                                                  ---------   ---------
Fully diluted earnings per share                                  $    2.63   $    2.47
                                                                  =========   =========

(A) In accordance with APB#15, the shares and per share amounts reflect a two-for-one stock split (in the form of a 100% stock dividend) of the company's common stock which is effective as of November 8, 1996.

(B) Assuming the conversion of the Serial Preference Stock II - Series 1 and Series 3.
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